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                                                                     EXHIBIT 4.1


                             APPLIED MATERIALS, INC.
                      EMPLOYEE SAVINGS AND RETIREMENT PLAN

                          (JANUARY 1, 1988 RESTATEMENT)


                                    PREAMBLE

         Applied Materials, Inc. (the "Company"), having established the Applied Materials, Inc. Employee Savings and Retirement Plan (the "Plan"), effective as of January 1, 1981, and having amended the Plan on numerous subsequent occasions, hereby amends and restates the Plan in its entirety, effective as of January 1, 1988 and the other dates specified below.

         The Plan is maintained for the benefit of Eligible Employees and of the Company and its participating Affiliates, in order (1) to provide Eligible Employees with a means of supplementing their retirement income on a tax-favored basis, (2) to provide Eligible Employees with an incentive to continue and increase their efforts to contribute to the success of the Company, and (3) to enable Eligible Employees the opportunity to acquire an equity ownership interest in the Company. The Plan is intended to qualify as (a) a profit-sharing plan (within the meaning of Section 401(a) of the Code), which includes a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), (b) a 404(c) plan (within the meaning of Section 404(c) of ERISA), and (c) an eligible individual account plan (within the meaning of Section 407(d)(3) of ERISA).



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                                    SECTION 1
                                   DEFINITIONS

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Affiliate" means a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of Section 414(b), (c), (m) or (o) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

         1.2 "Alternate Payee" means any spouse, former spouse, child or other dependent (within the meaning of Section 152 of the Code) of a Participant who is recognized by a QDRO (as defined in Section 9.5) as having a right to receive any immediate or deferred payment from a Participant's Account under this Plan.

         1.3 "Beneficiary" means the individual(s) entitled to receive benefits under the Plan upon the death of a Participant in accordance with Section 8.7.

         1.4 "Board of Directors" means the Board of Directors of the Company, as from time to time constituted.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such Section.



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         1.6 "Committee" means the administrative committee appointed by the
Board of Directors and charged with the general administration of the Plan pursuant to Section 10.

         1.7 "Company" means Applied Materials, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise that assumes the obligations of the Company under the Plan.

         1.8 "Compensation" means the base wage or base salary paid by any Employer to an Employee with respect to services performed during any period by the Employee, including (a) payments of overtime, and (b) Salary Deferrals, but excluding (c) special allowances (such as severance payments, moving expenses, car expenses, tuition reimbursements, meal allowances, the cost of excess group life insurance income includible in taxable income, and similar items), and (d) contributions made or benefits paid by any Employer under this Plan (other than Salary Deferrals) or any other employee benefit plan (within the meaning of
Section 3(3) of ERISA).

            (a) Effective January 1, 1989, no portion of the Compensation of any Participant for a Plan Year which exceeds the dollar limit prescribed in
      Section 401(a)(17) of the Code (as adjusted pursuant to Sections 401(a)(17) and 415(d) of the Code) shall be taken into account under the Plan for any Plan Year. In applying that limit, Section 1.17(c) shall apply except that the term "Family Member" shall only include a spouse or a lineal descendant who has not attained age 19 before the close of the Plan Year.

            (b) Notwithstanding the foregoing, for purposes of applying Sections
      3.1 and 3.2, a Participant's Compensation shall be determined without regard to any increase or decrease in the amount of his or her total remuneration that is paid in cash as the result of (1) salary deferral elections made in accordance with Sections 3.1 and 3.2, or



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      (2) compensation reductions elected under Section 125 of the Code.

         1.9 "Disability" or "Disabled" means or refers to a disability of a permanent nature that, based upon a certificate of one or more competent medical authorities, prevents an Employee from earning a reasonable livelihood from any employment or occupation. The Committee shall determine whether a Participant has become Disabled in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time, based on such evidence as the Committee deems necessary or advisable. The Committee may employ one or more physicians to examine a Participant and to investigate health or medical statements made by or on behalf of a Participant and may rely upon such evidence as it deems sufficient. The Committee's determination as to a Participant's Disability shall be final.

         1.10 "Eligible Employee" means every Employee of an Employer except:

            (a) Any Employee who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer or Affiliate which constitutes income from sources within the United States (within the meaning of Section 861(a)(3));

            (b) Any foreign Employee normally employed outside of the United States and who are on temporary assignment in the United States,

            (c) Any Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining, unless the agreement specifically provides for coverage of such unit under this Plan;

            (d) Any individual employed by any corporation or other business entity that is merged or liquidated into, or whose assets are acquired by any Employer, unless the



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      Company's Chief Executive Officer (in his or her discretion) directs in writing that the employees of such corporation or other business entity, as the case may be, shall be Eligible Employees under the Plan;

            (e) Any Leased Employee.

         1.11 "Employee" means an individual who is a common-law employee or Leased Employee of any Employer or Affiliate. However, if Leased Employees constitute less than 20% of the nonhighly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code), the term "Employee" shall not include those leased employees who are covered by a plan described in Section 414(n)(5) of the Code.

         1.12 "Employer" or "Employers" means any one or all of the Company and any of its Affiliates or any other related entity which, with the consent of the Board of Directors, have adopted this Plan.

         1.13 "Employer Contributions" mean the amounts contributed by the Employers as Matching Contributions to the Trust Fund in accordance with Section 4, but excluding Salary Deferrals.

         1.14 "Employment Date" means the date on which an Employee first completes an Hour of Service.

         1.15 "Entry Date" means January 1, April 1, July 1, and October 1 of each Plan Year.

         1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific Section of ERISA shall include such Section, any valid regulation promulgated thereunder, and any comparable provision



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of any future legislation amending, supplementing or superseding such Section.

         1.17 "Highly Compensated Employee" or "HCE" means a Highly Compensated Active Employee or a Highly Compensated Former Employee, as defined below:

            (a) "Highly Compensated Active Employee" means any Employee who performs services for an Employer or Affiliate during the Determination Year and who:

                  (1) During the Look-Back Year (A) was a 5-percent owner (within the meaning of Section 414(q)(3) of the Code) (a "5%-Owner"),
         (B) received Compensation in excess of $75,000 (as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code), (C) received Compensation in excess of $50,000 (as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code) and was a member of the top-paid group (within the meaning of Section 414(q)(4) of the Code) for that Year, or (D) was an officer of an Employer or Affiliate and received Compensation for such Year that is greater than 50% of the dollar limitation in effect under
         Section 415(b)(1)(A) and (d) of the Code or (if no officer has Compensation in excess of that threshold for that Year) was the highest paid officer for that Year;

                  (2) (A) Would be described in clause (B), (C) or (D) of paragraph (a)(1) above if the term "Determination Year" were substituted for the term "Look-Back Year", and (B) is one of the 100 Employees who received the most Compensation during the Determination Year; or

                  (3) Is a 5% Owner at any time during the Determination Year.

Subject to the satisfaction of such conditions as may be prescribed under
Section 414(q)(12)(B)(ii) of the Code, the Company may elect for any Plan Year
(1) to apply paragraph (a)(1)(B) above by substituting "$50,000" for "$75,000", and (2) not to apply paragraph (a)(1)(C) above.

            (b) "Highly Compensated Former Employee" means any Employee who (1) separated (or was deemed to have separated) from service prior to the Determination Year, (2) performed no services for any Employer or Affiliate during the Determination Year, and (3) was a Highly Compensated Active Employee for either the separation year



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or any Determination Year ending on or after his or her 55th birthday.

          (c) If an Employee is, at any time during a Determination or Look-Back Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant (a "Family Member") of either (1) a 5% Owner who is an active or former Employee, or (2) a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid for that Year (a "Family Employee"), then for that Year the Family Member and the Family Employee shall be aggregated and treated as one Employee receiving Compensation and contributions under the Plan equal to the sum of such Compensation and contributions received by the Family Member and the Family Employee.

          (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers, shall be made in accordance with Section 414(q) of the Code.

          (e) For purposes of applying this Section 1.17:

                  (1) "Determination Year" means the Plan Year for which the determination is being made;

                  (2) "Look-Back Year" means the Plan Year preceding the Determination Year, unless the Company elects to make Look-Back Year calculations based on the Determination Year; and

                  (3) "Compensation" means Testing Compensation (as defined in
         Section 3.1.6, but without regard to paragraphs (c) and (d) thereof).

         1.18 "Hour of Service" means each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties. Notwithstanding the preceding, for purposes of
Section 4.1.3 only (relating to eligibility for Matching Contributions prior to January 1, 1992), Hour of Service means:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or Affiliate.




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            (b) Each hour for which an Employee is paid, or entitled to payment, by an Employer or Affiliate on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;
      provided that no Hours of Service shall be credited to an Employee:

                  (1) For a period during which no duties are performed if payment is made or due under a plan maintained solely for purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;

                  (2) On account of any payment made or due an Employee solely as reimbursement for medical or medically related expenses incurred by the Employee.

                  (3) Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by an Employer or Affiliate. Such hours are to be credited to the period or periods to which the award or agreement pertains.

            (d) Each hour for any period during which an Employee is not paid but is on an approved leave of absence, military duty or is temporarily laid off, provided that the Employee:

                  (1) Returns to the employ of an Employer or Affiliate immediately after the expiration of the leave or layoff or, in the case of military duty, within 120 days or such longer period as may be prescribed by applicable law, after first becoming eligible for military discharge, and

                  (2) Remains in the employ of an Employer or Affiliate for at least 30 days after such return, or

                  (3) Fails to return or remain employed as provided above by reason of his or her death, Disability or Normal Retirement.

Hours credited for such periods shall be based on a 40-hour week or, if different, on the Employee's normally scheduled hours per week. However, if the Employee fails to return to or to remain in the employ of an Employer or Affiliate for at least 30 days after his or her return for reasons other than his or her death, Disability or Normal Retirement, then his or her original leave date shall be deemed to be his or her termination date.



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            (e) No more than 501 Hours of Service shall be credited under (c) or
      (d) above to an Employee on account of any single continuous period of time during which the Employee performs no duties for an Employer or Affiliate.

            (f) The calculation of the number of Hours of Service to be credited under (b) and (c) above for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Committee in accordance with the rules set forth in 29 C.F.R. Section 2530-200b-2(b) and (c), which rules shall be consistently applied with respect to all employees within the same job classifications.

            (g) Hours of Service under (a), (b) and (c) above shall be determined by crediting each Employee with 190 Hours of Service for each month in which the Employee would have been credited with at least 1 Hour of Service under (a), (b) or (c). However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under Articles (a), (b) and (c) shall be determined on the basis of hours for which Compensation is paid or due.

         1.19 "Investment Funds" means (collectively) the investment funds described in Section 6.3.

         1.20 "Investment Manager" means any investment manager appointed by the Committee in accordance with Section 10.6.

         1.21 "Leased Employee" means an individual who is a leased employee (within the meaning of Section 414(n)(2) of the Code) of an Employer or Affiliate.

         1.22 "Leave of Absence" means the period of an Employee's absence from active employment:

            (a) Authorized by any Employer in accordance with its established and uniformly administered personnel policies, provided that the Employee returns to active employment after the authorized absence period expires, unless the Employee's failure to return is attributable to his or her retirement or death; or

            (b) Because of military service in the armed forces of the United States, provided that the Employee returns to active employment following discharge within the period



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      during which he or she retains reemployment rights under federal law.

         1.23 "Participant" means an Eligible Employee who has become a Participant of the Plan pursuant to Section 2.1 or 2.2 and has not ceased to be a Participant pursuant to Section 2.7.

            (a) For each Plan Year, a Participant shall be classified as an "Active Participant" if (1) he or she has enrolled in the Plan for any portion of the Plan Year by authorizing the required Salary Deferrals in accordance with Sections 2.4, 3.1 and 3.2, or (2) his or her active participation is resumed during the Plan Year after the end of a suspension period in accordance with Section 2.5 or 2.6.

            (b) A Participant who is not an Active Participant shall be classified as an "Inactive Participant."

            (c) "Acquired Participant" means a Participant whose account balance was transferred to this Plan from an Acquired Plan.

         1.24 "Participant's Account" or "Account" means as to any Participant the separate account maintained in order to reflect his or her interest in the Plan. Each Participant's Account shall be comprised of several separate subaccounts (as specified by the Committee), including but not limited to, the following subaccounts:

            (a) "Matching Account" means the subaccount maintained to record Matching Contributions made on behalf of the Participant pursuant to
      Section 4.1 and any adjustments relating thereto.

            (b) "Rollover Account" means the subaccount maintained to record any transfers to the Plan made by or on behalf of a Participant pursuant to
      Section 11.5 and any adjustments relating thereto.

            (c) "Salary Deferral Account" means the subaccount maintained to record the Salary Deferrals made on behalf of the Participant pursuant to
      Section 3 and any adjustments relating thereto.



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            (d) "Former Profit Sharing Plan Account" means the subaccount maintained to record a Participant's account (if any) attributable to the Company's Cash or Deferred Profit Sharing Plan, which Plan was merged into the Plan effective January 1, 1985.

            (e) "Pre-1985 Employee Account" means the subaccount maintained to record a Participant's contributions (if any) prior to January 1, 1985.

         1.25 "Normal Retirement Age" means age 65.

         1.26 "One-Year Break in Service" means a 12-month Severance Period. However, if the Severance Period began during a Family-Related Absence (as defined in Section 1.31(a)), the first 12-month Severance Period will not be treated as a One- Year Break in Service.

         1.27 "Plan" means the Applied Materials, Inc. Employee Savings and Retirement Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

         1.28 "Plan Year" means the calendar year.

         1.29 "Reemployment Date" means the date on which an Employee first completes an Hour of Service after a Severance Date.

         1.30 "Salary Deferrals" means as to each Participant the amounts contributed under the Plan by the Employers in accordance with Section 3.3, pursuant to the salary deferral election made by the Participant in accordance with Sections 3.1 and 3.2.

         1.31 "Service" means as to each Employee (i) each period beginning on his or her Employment or Reemployment Date and ending on his or her next Severance Date; (ii) each Severance Period lasting no more than 12 months or, if the



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Severance Period began by reason of a Family-Related Absence, 24 months; and (c)
each period constituting a Leave of Absence.

            (a) "Family-Related Absence" means an absence from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, for purposes of caring for the Employee's child for a period beginning immediately following such birth or placement, or a family medical leave under the Family and Medical Leave Act of 1993.

            (b) An Employee's Service shall include periods of employment with
      (1) any other employer which the Committee determines is a "predecessor employer" with respect to any Employer (within the meaning of Section 414(a) of the Code); and (2) an employer prior to the date on which it became an Affiliate (but only to the extent approved by the Board of Directors), provided that any such period otherwise qualifies as Service under this Section 1.31.

         1.32 "Severance Date" means the earlier of (a) the date on which an Employee retires or dies or his or her employment with all Employers and Affiliates otherwise terminates, or (b) the first anniversary of the first date of a period in which an Employee remains absent from service with all Employers and Affiliates for any reason other than (1) his or her retirement, death or other termination of employment, or (2) a Leave of Absence.

         1.33 "Severance Period" means each period beginning on an Employee's Severance Date and ending on his or her next Reemployment Date.

         1.34 "Trust Agreement" means the trust agreement entered into by and between the Company and the Trustee, as amended from time to time, for the purpose of establishing and maintaining the Trust Fund.



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         1.35 "Trustee" means the Trustee under the Trust Agreement and any successor or additional trustee or trustees from time to time acting as Trustee of the trust established by the Trust Agreement.

         1.36 "Trust Fund" means all the assets, at any time and from time to time, of the trust established by the Trust Agreement to hold the assets of the Plan.

         1.37 "Valuation Date" means (a) for the period ending June 30, 1992, the last day of each calendar quarter; and (b) thereafter, every business day.

         1.38 "Year of Service" means a 12-month period of Service. An Employee's total number of Years of Service shall be calculated by aggregating all periods to be included in his or her Service and rounding any remaining fractional monthly period up to the nearest 1/12th of a Year of Service.

                                    SECTION 2
                          ELIGIBILITY AND PARTICIPATION

         2.1 Initial Eligibility. Each individual who is both a Participant of the Plan on December 31, 1989 and an Eligible Employee on January 1, 1988, shall continue as a Participant on January 1, 1988. Each other individual who is an Eligible Employee on January 1, 1988, also shall become a Participant of the Plan on that date.

         2.2 Subsequent Eligibility. An Employee who has not become a Participant pursuant to Section 2.1 shall become a Participant of the Plan on the Entry Date that next follows the date he or she becomes an Eligible Employee.




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         2.3 Employer Aggregation. The status of an Employee as an Eligible
Employee shall not be adversely affected merely by reason of his or her employment by more than one Employer during any Plan Year. The transfer of a Participant from employment with an Employer to employment with an Affiliate which is not an Employer shall not constitute a termination of employment under the Plan.

         2.4 Active Participation. Each Participant's decision to become an Active Participant shall be entirely voluntary.

             2.4.1 Active Participation. An Employee who has become a Participant under Section 2.1 or 2.2 may elect to become an Active Participant, effective as of any Entry Date on which he or she is an Eligible Employee, provided that he or she enrolls in the Plan and elects to make Salary Deferrals, in such manner and within such advance notice period as the Committee shall specify, in accordance with Section 3.

             2.4.2 Inactive Participation. A Participant who does not elect to become an Active Participant when first eligible to do so shall be treated as an Inactive Participant until the Entry Date on which he or she elects to become an Active Participant.

         2.5 Voluntary Suspension. An Active Participant may voluntarily suspend his or her active participation in the Plan, thereby suspending his or her Salary Deferrals and becoming an Inactive Participant for future payroll periods during the suspension period, by giving notice to the Committee in such



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manner and within such advance notice period as the Committee shall specify.

             2.5.1 Effect. With respect to a Participant's period of inactive participation, he or she shall neither make any Salary Deferrals nor share in the allocation of Matching Contributions, and he or she may not later make the Salary Deferrals that he or she might otherwise have during the suspension period. No distribution shall be made to a Participant merely by reason of a suspension of his or her active participation.

             2.5.2 Resumption of Active Participation. A Participant whose active participation in the Plan has been suspended voluntarily may resume his or her Salary Deferrals, effective with respect to Compensation paid for the first payroll period beginning after any Entry Date, by again electing to become an Active Participant in accordance with Section 2.4.

         2.6 Mandatory Suspension. If a Participant (1) ceases to be an Eligible Employee, (2) is transferred to employment with an Affiliate which is not an Employer, (3) receives no Compensation while on a Leave of Absence or a short- or long-term disability leave, or (5) is placed on layoff or furlough status, then:

            (a) His or her active participation shall be suspended (in accordance with Section 2.5.1) for each payroll period beginning during the continuation of such ineligible status; and

            (b) His or her active participation may resume with any payroll period that begins after the Entry Date on which he or she again becomes an Eligible Employee or returns to active employment with an Employer.



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            (c) Notwithstanding any contrary Plan provision, (1) that portion of a Participant's Compensation which is paid for any payroll period beginning during a period of mandatory suspension shall neither be subject to any salary deferral election, contributed under the Plan as Salary Deferrals, nor taken into account in allocating Matching Contributions;
      but (2) the Participant's Account shall continue to share in the allocations of earnings and gains (or losses) of the Trust Fund as provided in Section 6.4, and the Participant shall be entitled to benefits to the extent provided in other provisions of the Plan, throughout the suspension period.

         2.7 Termination of Participation. An Eligible Employee who has become a Participant shall remain a Participant until his or her employment with all Employers and Affiliates terminates or, if he or she remains alive, until his or her entire Account balance is distributed (whichever is later).

         2.8 Reemployment. A former Participant who is reemployed as an Eligible Employee shall again become a Participant on his or her Reemployment Date. A former Employee who is reemployed as an Eligible Employee, but who had not become a Participant during his or her prior period of Service, shall become a Participant on his or her Reemployment Date. Such former Participants and Employees shall be eligible to defer portions of their Compensation in accordance with Section 3 on the Entry Date that next follows the applicable Reemployment Date.

                                    SECTION 3
                                SALARY DEFERRALS

         3.1 Salary Deferrals. Each Active Participant may elect to defer portions of his or her Compensation payments,




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effective with the first payroll period beginning after any Entry Date, and to have the amounts of such Salary Deferrals contributed by the Employers to the Trust Fund and credited to his or her Salary Deferral Account under the Plan. Subject to Section 5.3, an Active Participant may elect to defer a portion of each payment of Compensation that would otherwise be made to him or her, after the election becomes and while it remains effective, by any whole percentage that does not exceed 12%.

            3.1.1 Section 401(k) Ceiling. Notwithstanding any contrary provision, the Committee:

            (a) May suspend or limit any Participant's salary deferral election at any time in order to prevent the cumulative amount of the Salary Deferrals contributed on behalf of the Participant for any calendar year from exceeding the Section 401(k) Ceiling;

            (b) Shall cause any amount allocated to the Participant's Account as an excess deferral (calculated by taking into account only amounts deferred under this and any other cash or deferred arrangement maintained by any Employer or Affiliate and qualified under Section 401(k) of the
      Code), together with any income allocable thereto for the calendar year to which the excess deferral relates, to be distributed to the Participant in accordance with Section 402(g)(2)(A) of the Code; and

            (c) May cause any other amount allocated to the Participant's Account as an excess deferral, together with any income allocable thereto for the calendar year to which the excess deferral relates, to be distributed to the Participant in accordance with Section 402(g)(2)(A) of the Code.

            (d) Any Matching Contributions allocated to the Participant's Matching Account by reason of any excess deferral distributed pursuant to paragraph (b) or (c), together with any income allocable thereto for the calendar year to which the excess deferral relates, shall be forfeited at the time such distribution is made and applied to reduce the next succeeding Matching Contribution to the Plan, without regard to the extent of the Participant's vested interest in his or her Matching Account.

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            (e) "Section 401(k) Ceiling" means the dollar limit prescribed in
      Section 402(g)(3) of the Code (as adjusted pursuant to Sections 402(g)(5) and 415(d) of the Code).

            3.1.2 Limitations on HCE Participants. For any Plan Year, the Committee (in its discretion) may limit the period for which, and/or specify a lesser maximum percentage at which, Salary Deferrals may be elected by HCE Participants (as defined in Section 3.1.3) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 3.1.4 will be satisfied.

            3.1.3 HCE and Non-HCE Participants. All Participants who are Eligible Employees at any time during a Plan Year (whether or not they are Active Participants), and who are Highly Compensated Employees (as defined in
Section 1.17) with respect to the Plan Year, shall be "HCE Participants" for the Plan Year. All other Participants who are Eligible Employees at any time during the Plan Year shall be "Non-HCE Participants" for the Plan Year.

            3.1.4 Deferral Percentage Limitation. In no event shall the actual deferral percentage, determined in accordance with Section 3.1.5 (the "ADP"), for the HCE Participants for a Plan Year exceed the maximum ADP, as determined by reference to the ADP for the Non-HCE Participants, in accordance with the following table:


      If the ADP for the
      Non-HCE Participants             Then the Maximum ADP
      ("NHCEs' ADP") is:               for the HCE Participants is:
      ------------------               ----------------------------
        Less than 2%                       2.0 x NHCEs' ADP
        2% to 8%                           NHCEs' ADP + 2%
        More than 8%                       1.25 x NHCEs' ADP


            3.1.5 Actual Deferral Percentage. The actual deferral percentage for the HCE or Non-HCE Participants for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Participant) (the "Deferral Rates") determined by dividing (1) the total of all Salary Deferrals made by the Participant and creditable to his or her Salary Deferral Account for the Plan Year, by (2) his or her Testing Compensation (as defined in Section 3.1.6) for the Plan Year. In computing a Participant's Deferral Rate, the following special rules shall apply:

            (a) If any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated by the Company with this Plan for purposes of applying Section 401(a)(4) or 410(b) of the Code, all such cash or deferred arrangements shall be treated as one plan for purposes of applying Section 3.1.4.

            (b) If an HCE Participant is a participant in any other cash or deferred arrangement maintained by any Employer or Affiliate, the separate Deferral Rates determined for the Participant under all such cash or deferred arrangements shall be aggregated with the separate Deferral Rate determined for the Participant for purposes of applying Section 3.1.4.

            (c) If an HCE Participant is subject to the family aggregation rules of Section 1.17(c), the Deferral Rate of the family unit shall be the greater of (1) the combined Deferral Rate of all Family Members (as defined in Section 1.17(c)) who are HCE Participants without regard to family aggregation, or (2) the combined Deferral Rate of all eligible Family Members.

            3.1.6 Testing Compensation. For purposes of applying Sections
3.1, 3.2 and 4.1 and the discrimination tests of Sections 401(k) and 401(m) of the Code, "Testing Compensation" means with respect to any Participant:

            (a) The sum of (1) his or her Total Compensation (as defined in Section 5.3.2(d)), (2) Salary Deferrals credited to his or her Salary Deferral Account, and (3) other amounts that are contributed to an employee benefit plan by any Employer pursuant to a compensation reduction agreement and are not includible in gross income under Section 125, 401(k), 402(e)(3), 402(h), 403(b) or 414(h)(2) of the Code; or

            (b) The amount of his or her compensation calculated by the Committee in a manner which satisfies applicable requirements of Treas. Reg. Section 1.401(k)-1(g)(2)(i).

            (c) No amount in excess of the dollar limit prescribed in Section 401(a)(17) of the Code (as adjusted pursuant to Sections 401(a)(17) and 415(d) of the Code) shall be taken into account under this Section 3.1.6 for any Plan Year. In applying that limit, Section 1.17(c) shall apply except that the term "Family Member" shall only include a spouse or lineal descendant who has not attained age 19 before the close of the Plan Year.

            (d) Compensation for periods prior to the time that the individual becomes a Participant may (but need not) be taken into account.

         3.2 Salary Deferral Election. Each Active Participant shall determine the percentage of his or her Compensation that shall be deferred and contributed to the Trust Fund as his or her Salary Deferrals at the time he or she becomes an Active Participant, and the Participant thereafter may redetermine such percentage as of each Entry Date. In either event, (a) the Active Participant shall make a salary deferral election with respect to his or her Salary Deferrals, in such manner and within such advance notice period as the Committee shall specify, and (b) no Salary Deferrals shall be made by any Active

Participant except in accordance with his or her salary deferral election and the limitations of Sections 3.1 and 5.3.

            3.2.1 Amount. The amount of Salary Deferrals that may be made by each Active Participant for each payroll period shall be the amount in dollars and cents that is nearest to the amount of Compensation subject to the deferral election multiplied by the percentage elected by the Participant pursuant to
Section 3.1.

            3.2.2 Changes or Cancellation. An Active Participant may change the percentage determined under the first sentence of this Section 3.2, effective with respect to Compensation paid for the first payroll period beginning after any Entry Date, or such other date as the Committee (in its discretion) may specify, by giving notice in such manner and within such advance notice period as the Committee shall specify. The salary deferral election made by an Active Participant shall remain in effect until his or her active participation in the Plan is terminated, except to the extent that the election is suspended in accordance with Section 2.5 or 2.6, changed in accordance with this Section 3.2.2, or reduced pursuant to Section 3.1.1 or 3.1.2.

            3.2.3 Potential Excess ADP. In the event that (but for the application of this Section 3.2.3) the Committee determines that the ADP for HCE Participants would exceed the maximum permitted under Section 3.1.4 for a Plan Year (the "ADP Maximum"), then the Committee (in its discretion) may reduce, in accordance with Section 3.1.2, the percentages or amounts of

Salary Deferrals subsequently to be contributed on behalf of the HCE Participants by such percentages or amounts as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing.

            3.2.4 Actual Excess ADP. In the event that the Committee determines that the ADP for the HCE Participants exceeds the ADP Maximum for any Plan Year, the amount of any excess contributions (within the meaning of Section 401(k)(8)(B) of the Code) contributed on behalf of any HCE Participant, together with any income allocable thereto for the Plan Year to which the excess amount relates, shall be distributed to the HCE Participant before the close of the next following Plan Year.

            (a) Determination of Excess Contributions. The amount of excess contributions for an HCE Participant shall be determined in the following manner:


                  (1) The Salary Deferrals of the HCE Participant with the highest Deferral Rate shall be reduced to the extent necessary to satisfy the ADP test or to cause such Rate to equal the Deferral Rate of the HCE Participant with the next highest Deferral Rate. This process shall be repeated until the ADP test is satisfied.

                  (2) The amount of excess contributions for an HCE Participant shall be equal to his or her Salary Deferrals (calculated using the Participant's original Deferral Rate), minus his or her Salary Deferrals calculated using the Participant's Deferral Rate as reduced under paragraph (a)(1) above.

                  (3) The amount of excess contributions, as determined according to the method described in this paragraph (a), shall be reduced by any excess deferrals previously distributed to a Participant for the Plan Year under Section 3.1.1.

            (b) Family Aggregation. In the case of an HCE Participant whose Deferral Rate is determined under the family aggregation rules of Section 3.1.5(c), the Deferral Rate shall be reduced in accordance with the "leveling" method described in Treas. Reg. Section 1.401(k)-1(f)(2). Excess contributions for the family unit shall be allocated among the Family Members in proportion to the Salary Deferrals of each Family Member that have been combined.

            (c) Determination of Allocable Income. The income allocable to any excess contributions for the Plan Year, excluding income for the period between the end of the Plan Year and the date of distribution, shall be determined in accordance with Section 401(k)(8)(A)(i) of the Code.

            (d) Forfeiture of Related Matching Contributions. Any Matching Contributions allocated to the Participant's Matching Account by reason of any excess contributions distributed pursuant to this Section 3.2.4, together with any income allocable thereto for the Plan Year to which the excess contributions relate, shall be forfeited and applied to reduce the next succeeding Matching Contribution to the Plan, without regard to the extent of the Participant's vested interest in his or her Matching Account.

            (e) Incorporation By Reference. The foregoing provisions of this
      Section 3 are intended to satisfy the requirements of Section 401(k)(3) of the Code and, to the extent not otherwise stated above, the provisions of Sections 401(k)(3) and 401(m)(9) of the Code and Treas. Reg. Sections 1.401(k)-1(b) and 1.401(m)-2 are incorporated herein by reference.

         3.3 Payment of Salary Deferrals. Subject to the provisions of Sections 3 and 11, the Employers shall pay to the Trust Fund the amounts elected by Participants to be contributed as Salary Deferrals pursuant to Section 3. Salary Deferrals to be contributed for a payroll period in accordance with the preceding sentence shall be paid to the Trust Fund as soon as practicable (and in no event later than 90 days) after the end of such period.

         3.4 After-Tax Contributions. In no event shall any Participant be permitted to make contributions to the Plan or Trust Fund on an after-tax basis.

                                    SECTION 4
                             EMPLOYER CONTRIBUTIONS

         4.1 Amount of Matching Contributions. Subject to the provisions of this
Section 4.1 and Sections 5.3 and 11, the Employers shall contribute to the Trust Fund as Matching Contributions amounts equal to the Matching Amount (determined pursuant to Section 4.1.1) determined by the Salary Deferrals made for each payroll period by each Active Participant. Only those Salary Deferrals which are made pursuant to such portion of each eligible Active Participant's Salary Deferral Contribution Rate (determined pursuant to Section 4.1.1) as does not exceed the Matching Ceiling (determined pursuant to Section 4.1.2) shall be taken into account in calculating the amount of the Matching Contribution (if any) to be made in respect of the Participant's Salary Deferrals. Notwithstanding the preceding, for the period January 1, 1988 through December 31, 1993, the Matching Amount for each Participant whose active participation is not suspended or terminated due to his or her employment status or voluntary election shall be based on his or her Salary Deferrals for each calendar quarter (rather than for each payroll period).

            4.1.1 Matching Amount. Effective October 1, 1992, the rate at which the amount of Employer Matching Contributions shall be made for any Plan Year (the "Matching Amount") shall be determined as follows:


            If the Salary Deferral
            Contribution Rate for an            The Matching Amount for
            eligible Active Participant is:     the Participant shall be:
            -------------------------------     -------------------------

              Less than or equal to 3%          Equal to the Salary
                                                Deferrals

              Greater than 3%                   Equal to the first 3% of Salary
                                                Deferrals plus (1/2) of Salary
                                                Deferrals greater than 3%
                                                and less than or equal
                                                to 6%

Notwithstanding the preceding, for the period ended September 30, 1992, the Matching Amount shall be determined as follows:

            If the Salary Deferral
            Contribution Rate for an            The Matching Amount for
            eligible Active Participant is:     the Participant shall be:
            -------------------------------     -------------------------

              Less than or equal to 6%          Equal to one-half (1/2)
                                                of Salary Deferrals

              Greater than 6%                   Equal to one-half (1/2)
                                                of the first 6% of Salary
                                                Deferrals

The "Salary Deferral Contribution Rate" is the rate for making Salary Deferrals elected by the Participant under Section 3.1. Subject to the limitations of
Section 5.3, the Matching Amount may be changed for any Plan Year to such extent (if any) as the Board of Directors (in its discretion) may determine by resolution and without amending the Plan pursuant to Section 11.2; provided, however, that no decrease in the Matching Amount applicable to any Salary Deferral contribution rate shall take effect before the first payroll period that begins after the decrease is announced to eligible Active Participants.

            4.1.2 Maximum Matched Rate. For any Plan Year for which a different rate is not determined in accordance with the following sentence, the maximum Salary Deferral contribution rate that shall be taken into account in determining the amount of the Matching Contribution (if any) to be made on behalf of any eligible Active Participant pursuant to this Section 4.1 (the "Matching Ceiling") shall be 6%, i.e., the amount of Matching Contributions (if any) to be made on behalf of any eligible Active Participant shall not exceed 6% of his or her Compensation. Subject to the limitations of Section 5.3, the Board of Directors (in its discretion) may change for any Plan Year the maximum Salary Deferral contribution rate stated in the preceding sentence; provided, however, that no decrease in the Matching Ceiling shall take effect before the first payroll period that begins after the decrease is announced to eligible Participants.

            4.1.3 Eligibility. Notwithstanding the foregoing provisions of this
Section 4.1, for the period ended December 31, 1991, no Matching Contribution shall be made on behalf of a Participant for a Plan Year until the first Entry Date after the "eligibility computation period" (as defined in this Section 4.1.3) in which he or she completes 1,000 Hours of Service. The initial eligibility computation period is the 12 consecutive month period beginning with the Employee's Employment Date. If an Employee fails to complete 1,000 Hours of Service in the initial eligibility computation period, the Plan Year shall become the eligibility computation period, starting with the Plan Year next following the Employee's Employment Date.

            4.1.4 Limitations on HCE Participants. For any Plan Year, the Committee (in its discretion) may limit the period for which, and/or specify a lesser Matching Amount or Matching Ceiling with respect to the amount of Matching Contributions to be made on behalf of HCE Participants (as defined in Section 3.1.3) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.1.5 will be satisfied.

            4.1.5 Contribution Percentage Limitation. In no event shall the actual contribution percentage, determined in accordance with Section 4.1.6 (the "ACP"), for the HCE Participants for a Plan Year exceed the maximum ACP, as determined by reference to the ACP for the Non-HCE Participants, in accordance with the following table:


          If the ACP for the
          Non-HCE Participants              Then the Maximum ACP
          ("NHCEs' ACP") is:                for the HCE Participants is:
          ------------------                ----------------------------

             Less than 2%                   2.0 x NHCEs' ACP
             2% to 8%                       NHCEs' ACP + 2%
             More than 8%                  1.25 x NHCEs' ACP


            4.1.6 Actual Contribution Percentage. The actual contribution percentage for the HCE or Non-HCE Participants for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Participant) (the "Contribution Rates") determined by dividing:


            (a) The total for the Plan Year of (1) all Matching Contributions made on behalf of the Participant and creditable to his or her Matching Account (excluding those forfeited pursuant to Section 3.1.1(d) or 3.2.4(d)), and (2) in the case of a Non-HCE Participant, such portion of the Salary Deferrals made on his or her behalf as the Committee elects to treat as Matching Contributions (rather than Salary Deferrals) for purposes of calculating ADPs and ACPs; by

            (b) His or her Testing Compensation (as defined in Section 3.1.6) for the Plan Year.

            (c) The special aggregation rules set forth in Section 3.1.5 with respect to the calculation of the Participants' ADPs shall also apply to the calculation of their ACPs.

            4.1.7 Potential Excess ACP. In the event that (but for the application of this Section 4.1.7) the Committee determines that the ACP for the HCE Participants would exceed the maximum permitted under Section 4.1.5 for a Plan Year (the "ACP Maximum"), then the Committee (in its discretion) may reduce, in accordance with Section 4.1.4, the percentages or amounts of Matching Contributions subsequently to be contributed on behalf of the HCE Participants by such percentages or amounts as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing.

            4.1.8 Actual Excess ACP. In the event that the Committee determines that the ACP for the HCE Participants exceeds the ACP Maximum for a Plan Year, the amount of any excess aggregate contributions (within the meaning of Section 401(m)(6)(B) of the Code) contributed on behalf of any HCE Participant, together with the income allocable thereto for the Plan Year to which the excess amount relates, shall be (1) distributed to the HCE Participant before the close of the next following Plan Year, or (2) forfeited and applied to reduce the next succeeding Matching Contribution to the Plan.

            (a) Distribution or Forfeiture of Excess Amount. The percentage of the excess amount to be distributed pursuant to clause (1) above shall be the same as the HCE Participant's vested percentage interest in his or her Matching Account, and the remainder of the excess amount shall be forfeited pursuant to clause (2) above.

            (b) Determination of Excess Aggregate Contributions. The amount of excess aggregate contributions for an HCE Participant, the income allocable thereto, and the application of the family aggregation rules shall be determined in the manner provided in Section 3.2.4 with respect to excess contributions.

            (c) Prohibition on Multiple Use. Notwithstanding any contrary Plan provision, multiple use of the alternative methods of compliance with Sections 401(k) and 401(m) of the Code, as set forth in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code, shall not be permitted. In the event that multiple use occurs, it shall be corrected by reducing the ADP and/or ACP for HCE Participants (in the discretion of the Committee) and treating such reductions as excess contributions and/or excess aggregate contributions (as appropriate) under Sections 3.2.4 or this Section 4.1.8.

            (d) Incorporation By Reference. The foregoing provisions of this
      Section 4.1 are intended to satisfy the requirements of Section 401(m) of the Code and, to the extent not otherwise stated above, the provisions of Sections 401(m)(2) and (9) of the Code and Treas. Reg. Sections 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.


         4.2 Timing. Subject to the provisions of Sections 4.1.4 and 11, Matching Contributions shall be paid to the Trust Fund within the time prescribed by law (including extensions) for filing the Company's federal income tax return for the Company's taxable year that ends with or within the Plan Year for which the Contributions are made.

         4.3 Periodic Contributions. Subject to the foregoing provisions of this
Section 4, any Matching Contributions to be made for a Plan Year may be paid in installments from time to time during or after the Plan Year for which they are made. The Employers shall specify, as to each Matching Contribution payment made to the Trust Fund, the Plan Year to which the payment relates. The Employers intend the Plan to be permanent, but they do not obligate themselves to continue to make any Employer Contributions under the Plan whatsoever.

         4.4 Reinstatements. The Employers shall also contribute to the Trust Fund the amount necessary to reinstate forfeited Matching Account balances pursuant to Section 7.3.3 or closed Accounts pursuant to Section 8.9, but only to the extent that current forfeitures are insufficient to cover such reinstatements.

         4.5 Profits Not Required. Each Employer shall make any contributions otherwise required to be made for a Plan Year without regard to whether it has current or accumulated earnings or profits for the taxable year that ends with or within the Plan Year for which the contributions are made. Notwithstanding the foregoing, the Plan is designed to qualify as a profit-sharing plan under
Section 401(a) of the Code.

                                    SECTION 5

                   ALLOCATION OF CONTRIBUTIONS AND INVESTMENTS

         5.1 Salary Deferrals. Except as provided in Section 3.2.4, the Salary Deferrals made on behalf of an Active Participant shall be allocated, as of the Valuation Date that occurs on or next follows the date on which they are received by the Trustee, to his or her Salary Deferral Account.

         5.2 Matching Contributions. Except as provided in Section 4.1.7, Matching Contributions shall be allocated, as of the Valuation Date that occurs on or next follows the date on which they are received by the Trustee, to the Matching Accounts of those Active Participants for whom the Matching Contributions were made pursuant to Section 4.2.

         5.3 Limitations on Allocations.

            5.3.1 Annual Addition Limitation. Notwithstanding any contrary Plan provision, in no event shall the Annual Addition to any Participant's Account for any Plan Year exceed the lesser of (a) $30,000 (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code), or (b) 25% of the Participant's Total Compensation for the Plan Year; provided, however, that clause (b) shall not apply to Annual Additions described in clauses (5) and
(6) of Section 5.3.2(c).

            5.3.2 Definitions. Solely for purposes of this Section 5.3, the following definitions shall apply:

            (a) "Affiliate" means a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of Section 414(b), (c), (m) or (o) of the Code, as modified by Section 415(h) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

            (b) "Aggregated Plan" means any defined contribution plan which is aggregated with this Plan pursuant to Section 5.3.3.

            (c) "Annual Addition" means with respect to each Participant the sum for a Plan Year of (1) the Participant's Salary Deferrals to be credited to the Participant's Salary Deferral Account; (2) the share of the Matching Contributions to be credited to the Participant's Matching Account; (3) the share of all contributions made by all Employers and Affiliates (including salary reduction contributions made pursuant to Section 401(k) of the Code) and any forfeitures credited to the Participant's account under this Plan or any Aggregated Plan; (4) any after-tax employee contributions made by the Participant for the Plan Year under any Aggregated Plan; (5) any amount allocated to the Participant's individual medical account (within the meaning of Section 415(l) of the Code) under a defined benefit plan maintained by an Employer or Affiliate; and (6) any amount attributable to post-retirement medical benefits which is allocated pursuant to Section 419A of the Code to the Participant's separate account under a welfare benefits fund (within the meaning of Section 419(e) of the Code) maintained by an Employer or Affiliate.

            (d) "Total Compensation" means the amount of an Employee's:

                  (1) Wages (within the meaning of Section 3401(a) of the Code) and all other payments of compensation which an Employer or Affiliate is required to report in Box 1 ("wages, tips, other compensation") of IRS Form W-2, but (A) excluding amounts paid or reimbursed by the Employer or Affiliate for moving expenses incurred by the Participant, to the extent that at the time of payment it is reasonable to believe that such amounts will qualify as a qualified moving expense reimbursement under Section 132(a)(6) of the Code, and (B) determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the agricultural labor exception); or

                  (2) Compensation calculated by the Committee in a manner which satisfies applicable requirements of Treas. Reg. Section 1.415-2(d).

            5.3.3 Other Defined Contribution Plans. All defined contribution plans (terminated or not) maintained by any Employer or Affiliate shall be aggregated with this Plan, and all plans so aggregated shall be considered as one plan in applying the limitations of this Section 5.3, provided that the special limitation applicable to employee stock ownership plans under Section 415(c)(6) of the Code shall be taken into account with respect to a Participant who participates in any such plan.

            5.3.4 Defined Benefit Plans. If any Participant participates both in this Plan and in one or more defined benefit plans maintained by any Employer or Affiliate for the same Plan Year, then the Participant shall also be subject to the limitations set forth in Section 415(e) of the Code, as modified by Section 416(h) of the Code, which limitation shall be applied in accordance with Section 5.3.5.

            5.3.5 Adjustments. If, as a result of (1) a reasonable error in estimating a Participant's Total Compensation, allocating forfeitures under this Plan or any Aggregated Plan or other circumstances which permit the application of the rules stated in this Section 5.3.5, or (2) a reasonable error in determining the amount of Salary Deferrals that may be made by a Participant under the limits of this Section 5.3, any of the limitations of this Section 5.3 otherwise would be exceeded with respect to any Participant for any Plan Year, then the following actions, but only to the extent necessary to avoid exceeding such limitations, shall be taken in the following order:

            (a) Any after-tax employee contributions made by the Participant under any Aggregated Plan for the Plan Year shall be returned to him or her;

            (b) In the circumstances described in clause (2) above, Salary Deferrals shall be distributed to the Participant to the extent required to reduce the excess annual addition to the Participant's Account attributable to that circumstance;

            (c) The Participant's accrued benefit under any defined benefit plan shall be frozen and/or the rate of its future accrual shall be reduced;

            (d) The amount allocated to the Participant's Matching Account and/or similar account from employer matching contributions made by any Employer or Affiliate under this Plan and/or any Aggregated Plan shall be reallocated to a suspense account, and the balance credited to such account shall be applied to reduce the employer contributions (of the same class), otherwise to be made for and allocated to all eligible Participants or participants in the Aggregated Plan for succeeding Plan Years in order of time; and

            (e) The Participant's Salary Deferrals, or any salary reduction contributions made at the Participant's election pursuant to Section 401(k) of the Code under any Aggregated Plan shall be reallocated to a suspense account and applied to reduce such Salary Deferrals or other salary reduction contributions as otherwise are to be made thereafter at his or her election under this or any Aggregated Plan.

            5.3.6 Suspense Accounts. If a suspense account is created under
Section 5.3.5(d) and/or (e) and exists in a later Plan Year, the amount allocated to the suspense account shall be reallocated to the Participant's account before any amount may be contributed to this or any Aggregated Plan on behalf of the Participant for that Plan Year. If the Participant for whom a suspense account is maintained terminates employment with all Employers and Affiliates before the suspense account balance has been reallocated pursuant to
Section 5.3.5, that balance shall be reallocated among the accounts of all Participants who remain Employees on the first day of the following Plan Year, in direct proportion to each such Participant's share of the aggregate Total Compensation paid to all such Participants for the Plan Year of termination (subject to the limitations of this Section 5.3), before any amount may be contributed to this or any Aggregated Plan for the Plan Year of reallocation. The balances credited to all suspense accounts shall be returned to the Employers upon termination of the Plan.

            5.3.7 Limitation Year. For purposes of applying the limitations of
Section 415 of the Code, the limitation year shall be the Plan Year.

         5.4 Investment. Each Participant shall elect, in such manner and at such times as the Committee shall specify, the percentages of all amounts allocated to his or her Account (other than his or her Matching Account) that are to be invested in each of the Investment Funds. The Participant may specify as to any Investment Fund any percentage that is a whole multiple of one percent (1%), provided that the total of the percentages elected shall equal one hundred percent (100%). Each Participant's Matching Account at all times shall be 100% invested in an Investment Fund which is wholly or primarily invested in shares of common stock of the Company.

            5.4.1 Changes. The elections of a Participant, including a Participant whose employment has terminated but whose entire Account balance has not yet been distributed, concerning the investment of the amounts allocated to his or her Account (other than his or her Matching Account) may be changed in accordance with such procedures as the Committee may designate from time to time. The designated procedures at all times shall permit Participants to make investment changes, effective as of any Valuation Date, by making a new investment election in such manner and within such advance notice period as the Committee shall specify, all in a manner designed to permit the Plan (other than Matching Accounts) to qualify as a 404(c) plan (within the meaning of Section 404(c) of ERISA).

            5.4.2 Failure to Elect. If a Participant fails to direct the manner in which the amounts allocated to his or her non-Matching Account are to be invested, such amounts shall be invested in the Investment Fund designated by the Committee for such purpose.

                                    SECTION 6
                          ACCOUNTS AND INVESTMENT FUNDS

         6.1 Participants' Accounts. At the direction of the Committee, there shall be established and maintained for each Participant, as appropriate:

            (a) A Salary Deferral Account, to which shall be credited all Salary Deferrals paid to the Trust Fund at his or her election under Section 3;

            (b) A Matching Account, to which shall be credited all Matching Contributions paid to the Trust Fund on his or her behalf under Section 4.1;

            (c) A Rollover Account, to which shall be credited all transfers made to the Trust Fund by or on behalf of the Participant under Section 11.5; and

            (d) Such other subaccounts as may be necessary or appropriate, including but not limited to, a Former Profit Sharing Plan Account, a Pre-1985 Employee Account, or an account to reflect any loan made pursuant to Section 9.4.

Each Participant's Account shall also reflect the total value of its proportionate interest in each of the Investment Funds as of each Valuation Date. The maintenance of a separate Account for each Participant shall not be deemed to segregate for the Participant, nor to give the Participant any ownership interest in, any specific assets of the Trust Fund.

         6.2 Trust Fund Assets. The Trust Fund shall consist of the Participants' Salary Deferrals, Matching Contributions, rollovers made pursuant to Section 11.5, amounts transferred by merger of other tax-qualified plans with and into this Plan, all investments and reinvestments made therewith, and all earnings and gains (less any losses) thereon. The Trustee shall hold and administer all assets of the Trust Fund in the Investment Funds, and each Participant and his or her Account shall have only an undivided interest in any of the Investment Funds.

         6.3 Investment Funds. The Trustee shall establish three or more Investment Funds which shall be maintained for the purpose of investing such portions of Participants' Accounts as are properly allocable to each such Fund pursuant to Section 5.4. At least three of the Investment Funds shall (a) be diversified, (b) have materially different risk and return characteristics, and
(c) be designed to satisfy the broad range of investment alternatives requirement of ERISA Reg. Section 2550.404c-1(b)(3).

            6.3.1 Investment Media. Except to the extent that such investment responsibility has been transferred to the Trustee or an Investment Manager in accordance with

Section 10.6, the Committee shall direct the Trustee to invest each Investment Fund in units, shares or other interests in one or more common, pooled or other collective investment funds (a) designated by the Committee, and (b) either (1) maintained by any person described in Section 3(38)(B) of ERISA or an affiliate of such person, or (2) registered under the Investment Company Act of 1940.

           6.3.2 Changes. The Committee may from time to time change the number, identity or composition of the Investment Funds made available under this
Section 6.3. Except to the extent that such investment responsibility has been transferred to the Trustee or an Investment Manager in accordance with Section 10.6, the Committee may redesignate the collective investment funds in which any Investment Fund shall be invested.

            6.3.3 Reinvestments and Cash. All interest, dividends or other income realized from the investments of any of the Investment Funds shall be reinvested in the Investment Fund that realized such income. Temporary cash balances arising in any of the Investment Funds shall be invested in a manner which produces a reasonable rate of return and is consistent with the liquidity needs of the Fund.

         6.4 Valuation of Participants' Accounts. The Trustee shall determine the fair market values of the assets of the Investment Funds, and the Committee shall determine the fair market value of each Participant's Account, as of each Valuation Date. In making such determinations and in crediting net earnings and gains (or losses) in the Investment Funds to the Participants' Accounts, the Committee may employ, and may direct the Trustee to employ, such accounting methods as the Committee deem appropriate in order fairly to reflect the fair market values of the Investment Funds and each Participant's Account. For this purpose the Trustee and the Committee (as appropriate) may rely upon information provided by the Committee, the Trustee or other persons believed by the Trustee or the Committee to be competent.

         6.5 Statements of Participants' Accounts. Each Participant shall be furnished with periodic statements reflecting his or her interest in the Plan at least annually.

                                    SECTION 7
                                     VESTING

         7.1 Salary Deferral and Rollover Accounts. Each Participant shall have a fully (100%) vested and nonforfeitable interest in his or her Salary Deferral and Rollover Accounts at all times. Upon the Participant's separation from service with all Employers and Affiliates for any reason at any time, his or her Salary Deferral and Rollover Accounts shall be distributable in the manner and at the times set forth in Section 8.

         7.2 Matching Accounts.

            7.2.1 General Rule. Except as provided in Section 7.2.2, the interest of each Participant in his or her Matching Account shall become vested in accordance with the following schedule:


         Years of Service                   Vested Percentage
         ----------------                   -----------------
         Less than 3                                 0%
         3 but less than 4                          20%
         4 but less than 5                          40%
         5 but less than 6                          60%
         6 but less than 7                          80%
         7 years or more                           100%


            7.2.2 Prior Rule. For each Participant who has at least one Hour of Service before January 1, 1989, and at least one Hour of Service after December 31, 1988, his or her Matching Account shall become vested in accordance with the following schedule if greater than the vesting provided in Section 7.2.1:


           Number of Full Calendar Years
             Which Begin After Plan Year
           For Which Matching or Employer                     Vested
               Contribution is Made                          Percentage
               --------------------                          ----------

           Less than 1 year                                       0 %
           1 year but less than 2 years                      33-1/3 %
           2 years but less than 3 years                     66-2/3 %
           3 or more years                                      100 %


            7.2.3 Vesting Schedule Amendment. If the vested percentage of any Participant who is credited with at least three Years of Service would otherwise be less (as to future Matching Contribution allocations) because of an amendment to Section 7 or the Plan's becoming and thereafter ceasing to be a Top-Heavy Plan (as defined in Section 13.1), the Participant's vested percentage shall be determined under the vesting schedule that provides for the greater vested percentage.

            7.2.4 Full Vesting Rule. Notwithstanding the foregoing, each Participant who is an Employee when the relevant event occurs shall have a fully (100%) vested and nonforfeitable interest in his or her Matching Account upon the first to occur of the following events:

             (a)         The Participant attains Normal Retirement Age,

             (b)         The Participant's death, or

             (c)         The Participant becomes Disabled.

            7.2.5 Distribution of Vested Interest. Upon the Participant's separation from service with all Employers and Affiliates for any reason at any time, the vested portions of his or her Matching Account shall be distributable in the manner and at the times set forth in Section 8.

         7.3 Forfeitures.

            7.3.1 Forfeitures. The nonvested portions of a Participant's Matching Account shall be forfeited upon the first to occur of the following events:

            (a) The Participant separates from service with all Employers and Affiliates and he or she receives a distribution from the vested portion of his or her Matching Account;

            (b) The Participant separates from service with all Employers and Affiliates when he or she has no vested interest in his or her Matching Account, at which point the Participant shall be deemed to have received a distribution of zero dollars ($0.00); or

            (c) The Participant incurs five consecutive One-Year Breaks in Service following his or her separation from service with all Employers and Affiliates.

            7.3.2 Treatment of Forfeitures. Any amounts forfeited under the Plan shall be treated as follows:

            (a) First, they shall be used to reduce Matching Contributions (if any) for the Plan Year in which the forfeitures occur;

            (b) Second, they shall be used to reinstate forfeited Matching Account balances pursuant to Section 7.3.3; and

            (c) Third, they shall be used to reinstate closed Accounts pursuant to Section 8.9.

            7.3.3 Restoration Upon Reemployment. If a Participant who separated from service and forfeited any portion of his or her Matching Account is reemployed before incurring five One-Year Breaks in Service, the forfeited amount shall be restored first from current and then from additional Employer Contributions pursuant to Section 4.4.

            7.3.4 Vesting Upon Reemployment. If a reemployed Participant received a distribution from his or her Matching Account as the result of a prior separation from service, the amount restored pursuant to Section 7.3.3 shall be credited to a separate subaccount for the Participant (a "Suspense Account"). The vested percentage of the Participant's interest in the Suspense Account at any relevant time after reemployment shall not be less than the amount computed as follows:

                             X = (C - D)/(100% - D)

For purposes of applying this formula at any time, "X" is the vested percentage at the relevant time, "C" is the Participant's current vested percentage under
Section 7.2, and "D" is his or her vested percentage as of the date the prior distribution was made, unless the Participant received less than the entire vested balance credited to his or her Matching Account, in which case "D" is the percentage of that Account that was previously distributed.

                                    SECTION 8

                                  DISTRIBUTIONS

         8.1 Events Permitting Distribution. Subject to Section 8.3, the balance credited to a Participant's Account shall become distributable only in the following circumstances:

            (a) Upon termination of the Participant's employment at or after Normal Retirement Age;

            (b) Upon termination of the Participant's employment by reason of Disability or death;

            (c) Upon the Participant's separation from service with all Employers and Affiliates in any circumstances other than those specified in paragraph (a) or (b) above, but only if such termination constitutes a "separation from service" within the meaning of Code section 401(k)(2)(B)(i)(I) (i.e., only if the termination is not covered by the "same desk" rule);

            (d) At any time during, and no later than the April 1 that next follows, the calendar year in which the Participant attains age 702, if the Participant attains age 70-1/2 after December 31, 1987, but no earlier than April 1, 1990, if the Participant is not a 5-percent owner (within the meaning of Section 416(i)(1) of the Code);

            (e) Upon the Committee's approval of the Participant's application for a withdrawal from his or her Account, to the limited extent provided in Sections 9.1 through 9.3;

            (f) In accordance with and to the limited extent provided in Sections 3.2.4 and 4.1.8; or

            (g) Upon the creation or recognition of an Alternate Payee's right to all or a potion of a Participant's Account under a domestic relations order which the Committee determines is a QDRO (as defined in Section 9.5), but only as to the portion of the Participantls Account which the QDRO states is payable to the Alternate Payee.

         8.2 Times for Distribution.

            8.2.1 General Rule. Subject to the consent requirements of Section
8.3 and except as provided in Section 9.5 (relating to QDROs), distributions from a Participant's Account shall normally be made or commenced as soon as practicable after the Valuation Date that coincides with or next follows the later of (a) the date the event permitting the distribution occurs, or (b) the date on which any consent required under Section 8.3 is received by the Committee. Notwithstanding the above, the Committee may establish procedures under which distributions will commence prior to the date set forth above.

            8.2.2 Distribution Deadline. All distributions not made or commenced sooner pursuant to Section 8.2.1 shall be made or commenced no later than 60 days after the end of the Plan Year in which (a) a distribution event described in Section 8 1(a) or 8.1(c) occurs, or (b) the Participant attains Normal Retirement Age (whichever is later). However, if the amount of the distribution or the location of the Participant or his or her Beneficiary (after a reasonable search) cannot be ascertained by that date, distribution may be deferred but shall be made no later than 60 days after the date on which the amount or location (as appropriate) is ascertained.

            8.2.3 Age 70-1/2 Rule. In addition to the foregoing methods of distribution, a Participant who is required to begin receiving a distribution because of attaining age 70-1/2 while still employed will receive an installment from his or her Account for each year while he or she remains employed in an amount equal to the minimum amount required to be distributed under Section 401(a)(9) of the Code. Once such a Participant terminates employment with all Employers and Affiliates, he or she must receive the remainder of his or her Account balance in accordance with Section 8.6.

         8.3 Consent Requirement. If the balance credited to a Participant's Account (to the extent vested) exceeded $3,500 as of the Valuation Date that next preceded the date of the distribution or any prior distribution or withdrawal from the Account, no portion of the Participant's Account shall be distributed before the Participant attains (or in the event of his or her death would have attained) Normal Retirement Age, unless the Participant or (if the Participant is deceased and the Beneficiary is his or her surviving spouse) the Participant's Beneficiary has consented in writing to receive an earlier distribution.

         8.4 Limitations on Deferral. Notwithstanding any contrary Plan provision, distribution of the balance credited to a Participant's Account (to the extent vested) shall be:

            (a) Completed no later than the Deadline Date; or

            (b) The first distribution shall be made by the Deadline Date for the preceding calendar year, and each later distribution shall be made by the end of the year to which it relates.

"Deadline Date" means, for purposes of applying this Section 8.4, the April 1 that next follows the calendar year in which a Participant attains age 70-1/2.

         8.5 Death Distribution. Upon the death of a Participant, the balance credited to the Participant's Account shall be paid as a death benefit to his or her Beneficiary in a single lump sum. Distribution to the Participant's Beneficiary shall be made no later than five years after the date of the Participant's death.

         8.6 Distribution Methods.

            8.6.1 Normal Form of Distributions. Distribution of the balance credited to a Participant's Account (to the extent vested) shall be made by the Trustee, at the direction of the Committee, in one or more lump sum cash payments (paid within one calendar year) comprising a complete distribution of the entire vested balance credited to the Participant's Account.

            8.6.2 Direct Rollovers. Effective as of January 1, 1993, and notwithstanding any contrary Plan provision, if the distributee of any eligible rollover distribution (within the meaning of Section 401(a)(31)(C) of the Code):

            (a) Elects to have any portion of such distribution paid directly to an IRA or other eligible retirement plan (within the meaning of Section 401(a)(31)(D) of the Code), and

            (b) Specifies such IRA or plan in such manner and within such advance notice period as the Committee may specify,

such distribution or portion thereof shall be made in the form of a direct rollover to such plan, in accordance with and subject to the conditions and limitations of Section 401(a)(31) and related provisions of the Code.

            8.6.3 Small Accounts. If the balance credited to a Participant's Account (to the extent vested) did not exceed $3,500 as of the Valuation Date that next preceded the date (a) on which a distribution event described in
Section 8.1(a) through 8.1(c) occurs, or (b) of any prior distribution or withdrawal from the Account, the vested balance credited to the Participant's Account shall be distributed to the Participant, in the form of a lump sum payment of cash (or its equivalent), as soon as practicable after the Committee receives a distribution request in such manner as it shall specify.

         8.7 Beneficiary Designations. A Participant may designate one or more primary Beneficiaries and contingent Beneficiaries on such form as the Committee shall specify. If a Participant designates anyone other than his or her spouse as primary Beneficiary, the designation shall be ineffective in the absence of Spousal Consent.

            8.7.1 "Spousal Consent" means the written consent of a Participant's spouse, which (a) acknowledges the effect of the election, consent, waiver or designation made or other action taken by the Participant; and (b) is signed by the spouse and witnessed by a notary public. If a Participant establishes to the satisfaction of the Committee that Spousal Consent is not obtainable or is not required, because the Participant has no spouse or the spouse cannot be located, or because of other circumstances specified under Section 417(a)(2) of the Code, the Participant's election or other action shall be effective without Spousal Consent. Any Spousal Consent required under the

Plan shall be valid only with respect to the spouse who signed the Spousal Consent and as to the particular choice made by the Participant in the election or other action requiring Spousal Consent. Without Spousal Consent, a Participant may revoke a prior election or other action at any time before its effective date. The number of revocations shall not be limited.

            8.7.2 Changes and Failed Designations. A Participant may designate different Beneficiaries (or revoke a prior designation) at any time by delivering a new designation form (or a signed revocation of a prior designation) to the Committee. Any designation shall become effective only upon its receipt by the Committee but shall cease to be effective when a written revocation of that designation is received by the Committee. The last effective designation received by the Committee shall supersede all prior designations. If a Participant dies without having designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her surviving spouse or, if the Participant is not survived by his or her spouse, the Account shall be paid to the executor and/or administrator of the Participant's estate.

         8.8 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor, or if the Committee determines that any individual to whom a benefit is payable under the Plan is mentally incompetent to receive such payment or to give a valid release therefor, payment shall be made to the guardian, committee or other representative of the estate of the minor or incompetent which has been duly appointed by a court of competent jurisdiction. If no guardian, committee or other representative has been appointed, payment:

            (a) May be made to any person as custodian for the minor or incompetent under the California Uniform Transfers to Minors Act (or comparable law of another state), or

            (b) May be made to or applied to or for the benefit of the minor or incompetent, his or her spouse, children or other dependents, the institution or persons maintaining him or her, or any of them, in such proportions as the Committee from time to time shall determine; and

            (c) The release of the person or institution receiving the payment shall be a valid and complete discharge of any liability of the Plan with respect to any benefit so paid.

         8.9 Undistributable Accounts. Each Participant and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or Beneficiary to whom a Participant's Account is payable under this Section 8, (a) the Participant's Account may be closed no sooner than 35 months after the date the Account first became distributable, and (b) the balance credited to the Account may be credited against future Employer Contribution payments. If the Participant or Beneficiary whose Account was closed under the preceding sentence later files a claim for distribution of the Account, and if the Committee determines that such claim is valid, then the balance previously removed upon closure of the Account shall be restored to the Account by means of a special Employer Contribution pursuant to Section 4.4.

                                    SECTION 9

                WITHDRAWALS, LOANS AND DOMESTIC RELATIONS ORDERS

         9.1 Withdrawal Applications. A Participant may make one or more withdrawals in cash (or its equivalent) from his or her Accounts solely in accordance with Sections 9.2 and 9.3. Withdrawal applications shall be submitted to the Committee on such form as it shall specify. If the Committee approves a withdrawal application, the amount withdrawn shall be distributed to the Participant on such date as the Committee may specify.

         9.2 Hardship Withdrawals. A Participant may make a withdrawal (a "Hardship Withdrawal") only in a case of Financial Hardship in accordance with this Section 9.2. A Hardship Withdrawal shall be granted under this Section 9.2 only (1) on account of a hardship incurred by the Participant which imposes an immediate and heavy financial need as defined in Treas. Reg. Section 401(k)-1(d)(2)(iii)(A), and (2) if the amount of the Hardship Withdrawal does not exceed the amount required to relieve the financial need (after exhaustion of other resources that are reasonably available to the Participant), as provided in Treas. Reg. Section 401(k)-1(d)(2)(iii)(B). The Committee shall determine whether to grant a Hardship Withdrawal under this Section 9.2 in accordance with uniform and nondiscriminatory procedures adopted by the Committee from time to time.

         9.3 Withdrawals From Prior Plan Accounts. A Participant may receive a withdrawal from his or her Former Profit Sharing Plan or Pre-1985 Employee Accounts (if any) in accordance with this Section 9.3. A Participant may receive such a withdrawal if the Committee determines (in accordance with uniform and nondiscriminatory standards adopted by it from time to time) that the Participant has incurred a financial hardship and necessity with no other resources reasonably available to meet obligations such as those incurred as a result of injury or sickness of the Participant or his or her dependents, for educational expenses of the Participant or his or her dependents, to provide adequate housing for the Participant or his or her dependents, or for other similar reasons approved by the Committee. In addition, pursuant to such uniform and nondiscriminatory procedures as the Committee may adopt from time to time, a Participant at any time may withdraw the lesser of (1) his or her voluntary contributions to the Former Profit Sharing Plan, or (2) the amount then credited to his or her Former Profit Sharing Plan Voluntary Account. Also, pursuant to such uniform and nondiscriminatory procedures as the Committee may adopt from time to time, a Participant at any time may withdraw the lesser of (1) the amount of his or her contributions to his or her Pre-1985 Employee Account, or (2) the amount then credited to his or her Pre-1985 Employee Account.

         9.4 Loans to Participants. A Participant who is an Eligible Employee may obtain a loan from his or her Salary Deferral and Rollover Accounts, but only to the extent permitted by this Section 9.4. Effective as of the date(s) specified by the Committee, the Committee shall direct the Trustee to make loans to Participants who are (a) active Participants who have been contributing to the Plan for at least one calendar quarter, and (b) "parties in interest" under ERISA Section 3(14) with respect to the Plan and who still have an Account in the Plan. Such loans shall be made only in accordance with uniform and nondiscriminatory procedures adopted by the Committee (and modified by it from time to time), which procedures shall (a) be in writing, (b) form a part of the Plan, and (c) comply with ERISA Reg. Section 2550.408b-1.

         9.5 Qualified Domestic Relations Orders. The Committee shall establish written procedures for determining whether a domestic relations order purporting to dispose of any portion of a Participant's Account is a qualified domestic relations order (within the meaning of Section 414(p) of the Code) (a "QDRO").

           9.5.1 No Payment Unless a QDRO. No payment shall be made to an Alternate Payee until the Committee (or a court of competent jurisdiction reversing an initial adverse determination by the Committee) determines that the order is a QDRO. Payment shall be to any Alternate Payee, in a form of distribution which is available under Section 8.6, as specified in the QDRO.

            9.5.2 Immediate Payment Permitted. Payment may be made to an Alternate Payee, in accordance with the QDRO, as soon as practicable after the QDRO determination is made, without regard to whether the distribution, if made to a

Participant at the time specified in the QDRO, would be permitted under the terms of the Plan.

            9.5.3 Deferred Payment. If the QDRO does not provide for immediate payment to an Alternate Payee, the Committee shall establish a subaccount to record the Alternate Payee's interest in the Participant's Account. All investment decisions with respect to amounts credited to the subaccount shall be made by the Alternate Payee in the manner provided in Section 5.4. Payment to the Alternate Payee shall not be deferred beyond the date distribution to the Participant or (in the event of death) his or her Beneficiary is made or commenced.

                                   SECTION 10

                           ADMINISTRATION OF THE PLAN

         10.1 Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of Section 414(g) of the Code and Section 3(16)(A) of ERISA).

         10.2 Committee. The Plan shall be administered by a Committee consisting of one or more members, appointed by and holding office at the pleasure of the Board of Directors. The Committee shall have the authority to control and manage the operation and administration of the Plan as a named fiduciary under Section 402(a)(1) of ERISA. Any member of the Committee who is also an Employee shall serve as such without additional compensation. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Board of Directors. The Board of Directors may remove any member of the Committee at any time and may fill any vacancy which exists.

         10.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken. Except as otherwise specifically or generally directed by the Committee, any action of the Committee may be evidenced by a writing signed by any member of the Committee.

         10.4 Powers of Committee. The Committee shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

            (a) To interpret the provisions of the Plan and to determine any question arising under, or in connection with the administration or operation of, the Plan;

            (b) To determine all questions concerning the eligibility of any Employee to become or remain a Participant and/or an Active Participant of the Plan;

            (c) To cause one or more separate Accounts to be maintained for each Participant;

            (d) To establish and revise an accounting method or formula for the Plan, as provided in Section 6.4;

            (e) To determine the manner and form, and to notify the Trustee, of any distribution to be made under the Plan;

            (f) To grant or deny withdrawal and loan applications under Section
      9;

            (g) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

            (h) To instruct the Trustee with respect to matters to the extent contemplated by the Trust Agreement;

            (i) To direct the Trustee as to the establishment of Investment Funds and the investment of Plan assets held in the Investment Funds, as provided in Section 6.3;

            (j) To appoint one or more Investment Managers in accordance with
      Section 10.6.

            (k) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

            (l) To prescribe the manner and notice period in which any Participant, or his or her spouse or other Beneficiary, may make any election or designation provided under the Plan;

            (m) To establish rules for the performance of its powers and duties and for the administration of the Plan;

            (n) To arrange for distribution to each Participant of a statement of his or her Account at least annually;

            (o) To establish rules, regulations and procedures under which requests for Plan information from Participants are processed expeditiously and completely;

            (p) To provide to each terminated Participant notice of his or her vested interest under the Plan and the written explanation described in
      Section 402(f) of the Code;

            (q) To publish a claims and appeal procedure satisfying the minimum standards of Section 503 of ERISA pursuant to which Participants or their spouses, Beneficiaries or estates may claim Plan benefits and appeal denials of such claims;

            (r) To determine the liabilities of the Plan, to establish and communicate a funding policy to the Trustee and any Investment Manager appointed under Section 10.6, and in accordance with such funding policy, to coordinate the Plan's investment policy with the Plan's requirements for funds to pay expenses and benefits as they become due;

            (s) To act as agent for the Company in keeping all records and assisting with the preparation of all reports and disclosures necessary for purpose of complying with the reporting and disclosure requirements of ERISA and the Code;

            (t) To arrange for the purchase of any bond required of the Committee members or others under Section 412 of ERISA; and

            (u) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the fiduciary and/or ministerial functions of the Committee under the Plan.

         10.5 Fiduciary Responsibilities. To the extent permissible under ERISA, any person may serve in more than one fiduciary capacity with respect to the Plan. Except as required by specific provisions of ERISA, no person who is a fiduciary with respect to the Plan shall be under any obligation to perform any duty or responsibility with respect to the Plan which has been specifically allocated to another fiduciary.

         10.6 Investment Responsibilities. The Committee shall direct the Trustee to invest the Investment Funds in one or more common, pooled or other collective investment funds. Subject to the provisions of this Section 10.6 and any contrary provision of the Plan or Trust Agreement, exclusive authority and discretion to manage and control the assets of the Trust Fund shall be vested in the Trustee, and the Trustee from time to time shall review the assets and make its determinations as to the investments of the Trust Fund.

            10.6.1 Investment Manager Appointment. The Committee (in its discretion) may appoint, and thereafter may discharge, one or more investment managers (the "Investment Managers") to manage the investment of the one or more of the Investment Funds and/or other designated portions of the Trust Fund. In the event of any such appointment, the Trustee shall follow the instructions of the Investment Manager in investing and administering Trust Fund assets managed by the Investment Manager. Alternatively, the Committee may delegate investment authority and responsibility with respect to any Investment Fund directly to any Investment Manager which has investment management responsibility for any collective investment fund in which the Investment Fund is invested.

            10.6.2 Eligibility. The person, firm or corporation appointed as Investment Manager (a) shall be a person described in Section 3(38)(B) of ERISA,
(b) shall make such representations from time to time as the Committee may require in order to determine its qualifications to be appointed and to continue to serve in such capacity, and (c) shall acknowledge in writing its status as a fiduciary with respect to the Plan upon acceptance of its appointment.

         10.7 Decisions of Committee. All decisions of the Committee, and any action taken by it with respect to the Plan and within the powers granted to it under the Plan, and any interpretation of provision of the Plan or the Trust Agreement by the Committee, shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

         10.8 Administrative Expenses. All expenses incurred in the administration of the Plan by the Employers, the Committee or otherwise, including legal, Trustee's and investment management fees and expenses, shall be paid in reasonable amounts from the Trust Fund if not paid by the

Employers, provided that payment of such expenses from the Trust is permitted only to the extent that the payments (if subject to Section 406) are exempt under Section 408 of ERISA.

         10.9 Eligibility to Participate. No member of the Committee, who is also an Eligible Employee and otherwise eligible under Section 2, shall be excluded from participation in the Plan, but he or she (as a member of the Committee) shall not act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

         10.10 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless any of its Employees, officers or directors who may be deemed to be a fiduciary of the Plan, and the members of the Committee, from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

                                   SECTION 11

                          TRUST FUND AND CONTRIBUTIONS

         11.1 Trust Fund. The Company shall establish a Trust Agreement with the Trustee in order to provide for the safekeeping, administration and investment of Salary Deferrals, Matching Contributions, and Rollover Contributions made under the Plan and the payment of benefits as provided in the Plan. The Trustee shall receive and place in the Trust Fund all such contributions and shall hold, invest, reinvest and distribute the Trust Fund in accordance with provisions of the Plan and Trust Agreement. Assets of this Plan may be commingled with the assets of other qualified plans through one or more collective investment funds described in Section 6.3; provided, however, that the assets of this Plan shall not be available to provide any benefits under any other such plan. The benefits provided under the Plan shall be only such as can be provided by the assets of the Trust Fund, and no liability for payment of benefits shall be imposed upon the Employers or any of their Employees, officers, directors or shareholders. The Trust Fund shall continue for such time as may be necessary to accomplish the purposes for which it is created.

         11.2 No Diversion of Assets. Notwithstanding any contrary Plan provision, at no time shall any assets of the Plan be used for, or diverted to, purposes other than for the exclusive benefit of Eligible Employees, Participants, Beneficiaries and other persons receiving or entitled to receive benefits or payments under the Plan. Except to the limited extent permitted by Sections 5.3.6 and 11.3, no assets of the Plan shall ever revert to or become the property of the Employers.

         11.3 Continuing Conditions. Any obligation of the Employers to contribute Salary Deferrals and/or to make Employer Contributions under the Plan is hereby conditioned upon the continued qualification of the Plan under Section 401(a) of the Code and the exempt status of the Trust Fund under Section 501(a) of the Code and upon the deductibility of such Salary Deferrals and/or Employer Contributions under
Section 404(a) of the Code. That portion of any Salary Deferral or Employer Contribution which is contributed or made by reason of a good faith mistake of fact, or by reason of a good faith mistake in determining the deductibility of such portion, shall be returned to the Employer as promptly as practicable, but not later than one year after the contribution was made or the deduction was disallowed (as the case may be). The amount returned pursuant to the preceding sentence shall be an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund; and provided, further, that the returnable portion shall be reduced (a) by any losses attributable thereto, and
(b) to avoid a reduction in the balance of any Participant's Account below the balance that would have resulted if the mistake had not been made.

         11.4 Change of Investment Alternative. The Company reserves the right to change at any time the means through which the Plan is funded, including adding or substituting one or more contracts with an insurance company or companies, and thereupon may make suitable provision for the use of a designated portion of the assets of the Trust Fund to provide for the funding and/or payment of Plan benefits under any such insurance contract. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any portion of the Trust Fund. Notwithstanding the implementation of any such change of funding medium, all references in the Plan to the Trust Fund shall also refer to the Plan's interest in or the assets held under any other such funding medium.

         11.5 Rollover Contributions. Notwithstanding any contrary Plan provision, the Committee, pursuant to uniform and nondiscriminatory procedures adopted by it from time to time, may direct the Trustee to accept a transfer by a Participant of cash (or its equivalent) to the Trust Fund, but only if the Committee determines that transfer qualifies as a rollover contribution under
Section 402(c) or 408(d)(3)(A)(ii) of the Code.

            11.5.1 Rollover Account. Any amount transferred to the Trust Fund pursuant to this Section 11.5 shall be credited to the Participant's Rollover Account. The Participant shall indicate, in such manner as the Committee shall specify, the percentage of his or her Rollover Account that is to be invested in each of the Investment Funds.

            11.5.2 Nonqualifying Rollovers. If it is later determined that a transfer to the Trust Fund made pursuant to this Section 11.5 did not in fact qualify as a rollover contribution under Section 402(c) or 408(d)(3)(A)(ii) of the Code, the balance credited to the Participant's Rollover Account shall immediately be (a) segregated from all other Plan assets, (b) treated as a nonqualified trust established by and for the benefit of the Participant, and (c) distributed to the Participant. Such a nonqualifying rollover shall be deemed never to have been a part of the Trust Fund.

                                   SECTION 12

                       MODIFICATION OR TERMINATION OF PLAN

         12.1 Employers' Obligations Limited. The Plan is voluntary on the part of the Employers, and the Employers shall have no responsibility to satisfy any liabilities under the Plan. Furthermore, the Employers do not guarantee to continue the Plan, and the Company at any time may, by appropriate amendment of the Plan, discontinue Salary Deferrals and Matching Contributions for any reason at any time; provided, however, that a complete discontinuance of all Salary Deferrals and Contributions shall be deemed a termination of the Plan.

         12.2 Right to Amend or Terminate. The Board of Directors reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine. Any such alteration, amendment or termination (a "Change") shall take effect upon the date indicated in the document embodying the Change; provided, however, that:

            (a) Any Change must be set forth in writing and signed by an authorized officer of the Company;

            (b) No Change shall (1) divest any portion of an Account that is then vested under the Plan or, (2) except as may be permitted by regulations or other IRS guidance, eliminate any optional form of benefit (within the meaning of Section 411(d)(6)(B)(ii) of the Code) with respect to benefits accrued prior to the adoption of the Change; and

            (c) Any Change to the Plan, or any part thereof, shall be subject to the restrictions of Section 11.2 with respect to diversion of the assets of the Plan.

         12.3 Effect of Termination. If the Plan is terminated or partially terminated, or if there is a complete discontinuance of all Salary Deferrals and Employer Contributions, (a) each Participant who is affected by such termination or discontinuance shall have a fully (100%) vested and nonforfeitable interest in his or her Account, and (b) if the Company so directs, all such Participants' Accounts shall become distributable under the same rules as apply in the event of termination of employment under Section 8; provided, however, that Salary Deferral Accounts may not be distributed before a distribution event described in Section 8.1 actually occurs, unless and only to the extent permitted by
Section 401(k)(2)(B) of the Code.

                                   SECTION 13

                                 TOP-HEAVY PLAN

         13.1 Top-Heavy Plan Status. Notwithstanding any contrary Plan provision, the provisions of this Section 13 shall apply with respect to any Plan Year for which the Plan is a top-heavy plan (within the meaning of Section 416(g) of the Code) (a "Top-Heavy Plan").

            13.1.1 60% Rule. The Plan shall be a Top-Heavy Plan with respect to any Plan Year if, as of the Determination Date, the value of the aggregate of the Accounts under the Plan for key employees (within the meaning of Section 416(i) of the Code) exceeds 60% of the value of the aggregate of the Accounts under the Plan for all Participants. For purposes of determining the value of the Accounts, the provisions of Section

416(g)(4)(E) of the Code and Treas. Reg. Section 1.416-1, (Q&A T-1) are incorporated in the Plan by this reference.

            13.1.2 Top-Heavy Determinations. The Committee, acting on behalf of the Employers, shall determine as to each Plan Year whether or not the Plan is a Top-Heavy Plan for that Plan Year. For purposes of making that determination as to any Plan Year:

            (a) "Determination Date" means the last day of the immediately preceding Plan Year;

            (b) The Plan shall be aggregated with each other qualified plan of any Employer or Affiliate (1) in which a key employee (within the meaning of Section 416(i)(1) and (5) of the Code) participates, and/or (2) which enables the Plan or any plan described in clause (1) to meet the requirements of Section 401(a)(4) or 410(b) of the Code;

            (c) The Plan may be aggregated with any other qualified plan of any

      Employer or Affiliate, which plan is not required to be aggregated under paragraph (b)(1) above, if the resulting group of plans would continue to meet the requirements of Sections 401(a)(4) and 410(b) of the Code; and

            (d) In determining which employees are key and non-key employees, an Employee's compensation for the Plan Year shall be his or her Total Compensation (as defined in Section 5.3.2(d)).

         13.2 Top-Heavy Plan Provisions. For any Plan Year for which the Plan is a Top-Heavy Plan, the following provisions shall apply:

            13.2.1 Minimum Allocation. The Employers shall make an additional contribution to the Account of each Participant who is a non-key employee (within the meaning of Section 416(i)(2) and (5) of the Code), and who is employed on the last day of the Plan Year, in an amount which equals three percent (3%) of his or her Top Heavy Compensation (as defined in

Section 13.2.2) for the Plan Year; provided, however, that if the Key Employee Percentage is less than three percent (3%), the percentage rate at which such additional Employer contribution shall be made for that Plan Year shall be reduced to the Key Employee Percentage.

            (a) "Key Employee Percentage" means the largest percentage computed by dividing (1) the total of all Salary Deferrals and Employer Contributions allocated for that Plan Year to the Account of each Participant who is a key employee (within the meaning of Section 416(i)(1) and (5) of the Code), by (2) his or her Top-Heavy Compensation.

            (b) The additional contribution required under this Section 13.2.1 shall be made without regard to (1) whether the Participant is credited with a Year of Service for the Plan Year, or (2) the level of the Participant's Top-Heavy Compensation for the Plan Year.

            (c) Notwithstanding the foregoing, if a Participant is also covered under any other qualified plan maintained by an Employer or Affiliate (an "Other Plan") and the minimum allocation of benefit requirement applicable to Top-Heavy Plans will be met under such Other Plan or Plans, no additional contribution will be made for the Participant under this Plan.

            13.2.2 Top-Heavy Compensation, with respect to any Participant for a Plan Year, means his or her Testing Compensation (as defined in Section 3.1.6, but without regard to paragraphs (c) or (d) thereof).

                                   SECTION 14

                               GENERAL PROVISIONS

        14.1 Plan Information. Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished with any information requested, to the extent required by applicable law,



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

regarding his or her status, rights and privileges under the Plan.

         14.2 Adoption by Non-Affiliates. Notwithstanding any contrary provision of the Plan, a corporation, trade or business which is not an Affiliate (a "Non-Affiliate") may, with the consent of the Board of Directors, adopt the Plan and thereby become an Employer. In each such case, each Participant's Years of Service (for purposes of calculating his or her vested percentage under Section
7) shall be calculated as required by Section 413(c)(3) of the Code (relating to counting service with all Employers, including Non-Affiliates). By adopting the Plan, each Non-Affiliate thereby delegates (a) the exclusive power to amend and terminate the Plan to the Company, and (b) the exclusive power to administer the Plan to the Committee, provided that the Committee may, on such terms as it may determine in its discretion, delegate its duties with respect to the Non-Affiliate portion of the Plan to a committee appointed by the Non-Affiliate.

         14.3 Inalienability. Except to the extent otherwise provided in Sections 9.4 and 9.5 or mandated by applicable law, in no event may either a Participant, a former Participant or his or her spouse, Beneficiary or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process.

         14.4 Rights and Duties. No person shall have any rights in or to the Trust Fund or other assets of the Plan, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. To the maximum extent permissible under Section 410 of ERISA, neither the Employers, the Trustee nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any other action taken, omitted or suffered in good faith.

         14.5 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any contributions, nor any action of any Employer, the Trustee or Committee, shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in the Trust Fund or any other assets of the Plan, except to the extent provided in the Plan. Employment with the Employers is on an at-will basis only. Each Employer expressly reserves the right to discharge any Employee at any time, with or without cause.

         14.6 Apportionment of Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates. Any costs incurred by the Company for itself or its Affiliates in connection with the Plan and the costs of the Plan, if not paid from the Trust Fund pursuant to
Section 10.8, shall be equitably apportioned among the Company and the other Employers, as determined by the Committee (in its discretion). Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is duly authorized to act for the Employer.

         14.7 Merger, Consolidation or Transfer. This Plan shall not be merged or consolidated with any other plan, nor shall there be any transfer of any assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's accrued benefit, if such other plan were then to terminate, is at least equal to the accrued benefit to which the Participant would have been entitled if this Plan had been terminated immediately before such merger, consolidation or transfer.

         14.8 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.

         14.9 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

         14.10 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

                                    EXECUTION

         IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

                                        APPLIED MATERIALS, INC.



Dated: December 28, 1994                       By /s/ Donald A. Slichter
                                                  --------------------------
                                                  Title: Secretary

                             AMENDMENT NO. 1 TO THE
                             APPLIED MATERIALS, INC.
                      EMPLOYEE SAVINGS AND RETIREMENT PLAN


         APPLIED MATERIALS, INC., having adopted the January 1, 1988 restatement of the Applied Materials, Inc. Employee Savings and Retirement Plan (the "Plan"), hereby amends the Plan as follows:

         1. Effective as of November 1, 1995, Section 1.15 is amended in its entirety to read as follows:

            1.15 "Entry Date" means (a) the first day of each payroll period, or
      (b) such other dates as the Committee may specify from time to time.

         2. Effective as of November 1, 1995, Section 5.4 is amended in its entirety to read as follows:

            5.4 Investment. Each Participant shall elect, in such manner and at such times as the Committee shall specify, the percentages of all amounts allocated to his or her Account (other than his or her Matching Account) that are to be invested in each of the Investment Funds. The Participant may specify as to any Investment Fund any percentage that is a whole multiple of one percent (1%), provided that the total of the percentages elected shall equal one hundred percent (100%). Each Participant's Matching Account at all times shall be 100% invested in an Investment Fund which is wholly or primarily invested in shares of common stock of the Company, except to the extent provided in Section 5.4.3.

                5.4.1 Changes. The elections of a Participant, including a Participant whose employment has terminated but whose entire Account balance has not yet been distributed, concerning the investment of the amounts allocated to his or her Account may be changed in accordance with such procedures as the Committee may designate from time to time. The designated procedures may include such rules and limitations (for example, with respect to the timing and frequency of elections) as the Committee may specify from time to time, but shall permit Participants to make investment changes in a manner designed to permit the Plan (other than Matching

      Accounts) to qualify as a 404(c) plan (within the meaning of Section 404(c) of ERISA).

                  5.4.2 Failure to Elect. If a Participant fails to direct the manner in which the amounts allocated to his or her non-Matching Account are to be invested, such amounts shall be invested in the Investment Fund designated by the Committee for such purpose.

                  5.4.3 Matching Accounts. Each Participant who both (a) is fully vested in his or her Matching Account, and (b) has (1) attained at least age 50, or (2) completed at least 10 Years of Service, may reallocate the investment of his or her Matching Account. Such reallocation elections shall be subject to the same rules as reallocation elections for the Participant's non-Matching Account, but shall be effective only with respect to amounts which already have been credited to the Participant's Matching Account and invested in the Investment Fund which is wholly or primarily invested in shares of common stock of the Company.

         3. Effective as of November 1, 1995, Section 8.6.1 is amended in its entirety to read as follows:

            8.6.1 Normal Form of Distributions. Distribution of the balance credited to a Participant's Account (to the extent vested) shall be made by the Trustee, at the direction of the Committee, in one or more lump sum cash payments (paid within one calendar year) comprising a complete distribution of the entire vested balance credited to the Participant's Account, except that to the extent that the Participant's Account was invested in the Investment Fund which is wholly or primarily invested in shares of common stock of the Company, the Participant (or beneficiary) may elect to receive his or her distribution of that portion of the Account in the form of whole shares of such stock. In all cases, cash shall be distributed in lieu of any fractional share of stock.

         4. Effective as of July 1, 1995, Sections 9.1 and 9.2 are amended in their entirety to read as follows:

            9.1 Withdrawal Applications. A Participant may make one or more withdrawals in cash (or its equivalent) from his or her Accounts solely in accordance with Sections 9.2 and 9.3. Withdrawal applications shall be submitted in such manner as the Committee may specify from time to time. If an application for a withdrawal is approved, the amount withdrawn shall be distributed to the Participant on such date as the Committee may specify.

            9.2 Hardship Withdrawal. Except as provided in Section 9.3, a Participant may make a withdrawal only in a case of Financial Hardship (a "Hardship Withdrawal"). Hardship Withdrawals are subject to the following rules:

                9.2.1 General Rules.

            (a) Subject to the provisions of this Section 9.2, a Participant may make one or more Hardship Withdrawals in any 12-month period.

            (b) Subject to the provisions of this Section 9.2, the amount available for a Hardship Withdrawal shall not exceed the balance credited to the Participant's non-Matching Account, as of the Valuation Date that next preceded the withdrawal date; provided, however, that no income allocated to such Accounts shall be available for withdrawal (except income earned and allocated prior to January 1, 1989).

            (c) Any amount withdrawn under this Section 9.2 shall be deducted from the Participant's subaccounts in such order or manner as the Committee may specify from time to time.

                9.2.2 Financial Hardship. For purposes of applying this Section 9.2, a "Financial Hardship" shall be deemed to exist only on account of one or more of the following:

            (a) Unreimbursed expenses for medical care (as defined in section 213(d) of the Code) incurred by the Participant or his or her spouse or dependents (within the meaning of section 152 of the Code) or necessary for those persons to obtain medical care;

            (b) Downpayment and closing costs (excluding mortgage payments) directly related to the purchase of the Participant's principal residence;

            (c) Payment of tuition and related educational fees for up to the next 12 months of post-secondary education for the Participant or his or her spouse, children or dependents;

            (d) Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage or deed of trust on the Participant's principal residence;

            (e) Payments necessary to cure the eviction of the Participant from his or her principal residence or redeem the principal residence after foreclosure on the mortgage or deed of trust;

            (f) Funeral expenses incurred by the Participant by reason of the death of a family member;

            (g) Expenses incurred by the Participant as the result of a natural disaster; or

            (h) Such other expenses as may be permitted under published documents of general applicability pursuant to Treas. Reg. Section 1.401(k)- 1(d)(2)(iv)(C) (i.e., such other circumstances, if any, which the Internal Revenue Service designates as creating a deemed "immediate and heavy financial" need).

            9.2.3 Maximum Amount of Withdrawal. The amount available for a Hardship Withdrawal shall not exceed the amount required to meet the immediate financial obligation created by the Financial Hardship (including any income or penalty taxes reasonably anticipated to result from the withdrawal). Such determination shall be made by the Committee (or its delegate) based on all relevant facts and circumstances, and the Committee may reasonably rely on representations or certifications submitted by the Participant as to the amount required to satisfy the Financial Hardship.

            9.2.4 Other Distributions Exhausted. A Hardship Withdrawal shall not be available to a Participant unless he or she has obtained all distributions, other than Hardship Withdrawals, then available to the Participant under the Plan and any other tax-qualified plans maintained by any Employer or Affiliate.

            9.2.5 Loan or Certification Required. A Hardship Withdrawal shall not be available to a Participant unless he or she:

                  (a) has obtained all nontaxable loans then available to the Participant under the Plan and any other tax-qualified plans maintained by any Employer or Affiliate; or

                  (b) certifies in such manner as the Committee may specify that the Participant's need cannot reasonably be relieved: (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Participant's assets, (3) by cessation of the Participant's Salary Deferrals, or (4) by other distributions or nontaxable (at the time of the loan) loans from the Plan and any other tax-qualified plan maintained by any Employer or Affiliate, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need. For purposes of this Section 9.2.5(b), (i) the Participant's assets shall be deemed to include the assets of his or her spouse and children that are reasonably available to the Participant, and (ii) a need cannot reasonably be relieved by one of the actions specified in this Section 9.2.5(b) if the effect would be to increase the amount of the need (for example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the employee from obtaining other financing necessary to the purchase of the residence).

            9.2.6 Mandatory Suspension and Contribution Limitation. A Participant who makes a Hardship Withdrawal shall be subject to the following rules.

                  (a) The Participant shall, for the 12 months following the withdrawal, be: (1) suspended from active participation in the Plan (and the Company's Executive Deferred Compensation Plan) and (2) prohibited from exercising any option for shares of Company common stock granted under a plan sponsored by the Company (including, but not limited to, the Company's Employees' Stock Purchase Plan). The Participant may resume active participation on the Entry Date coinciding with, or next following the end of the 12 month



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

         period, provided he or she elects to make Salary Deferrals (and provides investment directions for such Salary Deferrals), in such manner and within such advance notice period as the Committee shall specify.

                  (b) After the end of any suspension pursuant to Section 9.2.6(a), a Participant may elect to resume making Salary Deferrals, provided that the total amount of his or her Salary Deferrals for the calendar year following the calendar year in which the withdrawal date occurs shall not exceed an amount equal to (1) the Section 401(k) Ceiling (as defined in Section 3.1.1) for the calendar following the withdrawal date, minus (2) the Participant's Salary Deferrals for the calendar year which contains the withdrawal date.

         IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.



                                        APPLIED MATERIALS, INC.

Dated: February 26, 1996                By /s/ Dana C. Ditmore
                                           ---------------------------
                                           Title: Group Vice President
                                                  Human Resources

                             AMENDMENT NO. 2 TO THE
                             APPLIED MATERIALS, INC.
                      EMPLOYEE SAVINGS AND RETIREMENT PLAN


         APPLIED MATERIALS, INC., amended and restated the Applied Materials, Inc. Employee Savings and Retirement Plan (the "Plan") effective as of January 1, 1988 and amended the Plan on one subsequent occasion. Effective January 1, 1988, the Plan is further amended as follows:

         1. Section 1.18(d) is relettered as Section 1.18(c) and Sections 1.18(e), (f) and (g) are relettered accordingly. In addition, Section 1.18(d) is amended to delete the reference to "(c) or (d) above" and to substitute the reference "(b) or (c) above" in its place.

         2. Section 13.1.2(d) is amended to read as follows:

            (d) In determining which employees are key and non-key employees, an Employee's compensation for the Plan Year shall be his or her Top-Heavy Compensation (as defined in Section 13.2.2).

         3. Section 13.2.1 and subparagraph (a) thereof are amended to read as follows:

            13.2.1 Minimum Allocation. The Employers shall make an additional contribution to the Account of each Participant who is a non-key employee (within the meaning of section 416(i)(2) and (5) of the Code), and who is employed on the last day of the Plan Year, in an amount which equals three percent (3%) of his or her Total Compensation (as defined in Section 5.3.2(d)) for the Plan Year; provided, however, that if the Key Employee Percentage is less than three percent (3%), the percentage rate at which such additional Employer contribution shall be made for that Plan Year shall be reduced to the Key Employee Percentage.

                  (a) "Key Employee Percentage" means the largest percentage computed by dividing (i) the amount of the Employer Contributions allocated for that Plan Year to the Account of each Participant who is a key employee

         (within the meaning of section 416(i)(1) and (5) of the Code), by (ii) his or her Total Compensation (as defined in Section 5.3.2(d)) for the Plan Year.


         4. Section 13.2 is amended to add a new Section 13.2.3 at the end thereof to read as follows:

            13.2.3 Top-Heavy Vesting Schedule. For any Plan Year for which the Plan is a Top-Heavy Plan, the vested percentage of each Participant's Account shall be determined in accordance with the following schedule, unless such schedule provides for vesting at a rate which is less rapid than the vesting rate then in effect under Section 7.2:

              Years of Service         Vested Percentage
              ----------------         -----------------

               Less than 2 year               0%
               2 years                       20%
               3 years                       40%
               4 years                       60%
               5 years                       80%
               6 years                      100%


         IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 2 on the date indicated below.


                                        APPLIED MATERIALS, INC.


Dated: _______________, 1996  By ___________________________
                              Title:



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